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                                                                      EXHIBIT 11


          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   THREE-MONTHS ENDED MARCH 31, 2001 AND 2000



                                                   Income              Shares         Per Share
($ in thousands, except per share amounts)       (Numerator)       (Denominator)       Amount
-----------------------------------------------------------------------------------------------
2001
BASIC EPS:
Net Income available to common stockholders          8,299             24,477            0.34
                                                                                         ====
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                        --                741
8.75% convertible subordinated debentures               56                542
Stock options                                           (9)               487
Deferred shares                                          -                 61
                                                   -------             ------
DILUTED EPS
Income available to common stockholders and
assumed conversions                                  8,346             26,308            0.32
                                                   =======             ======            ====
2000
BASIC EPS:
Net Income available to common stockholders         10,910             25,529            0.43
                                                                                         ----
EFFECT OF DILUTIVE SECURITIES
Restricted stock                                        --                744
8.75% convertible subordinated debentures               71                788
Stock options                                           (3)               127
                                                    ------             ------
DILUTED EPS
Income available to common stockholders and
assumed conversions                                 10,978             27,188            0.40
                                                    ======             ======            ====


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